UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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ACACIA RESEARCH CORPORATION
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EMPOWERING patent OWNERS, REWARDING INVENTION

Acacia Research Corporation Board of Directors Announces Willingness to Add Alfred Tobia to Board of Directors

Recommends Voting on the WHITE Proxy Card FOR the Election of Two Highly Qualified Directors and Large Stockholders: Louis Graziadio and Frank (Ted) Walsh

NEWPORT BEACH, Calif. - May 25, 2018 - The Board of Directors of Acacia Research Corporation (Nasdaq: ACTG), an industry leader in patent licensing and enforcement (“Acacia” or the “Company”), today announced that if both of its two nominees, Louis Graziadio and Frank (Ted) Walsh, are re-elected to the Board at the Company’s 2018 Annual Meeting of Stockholders, it would be willing to expand the Acacia Board by one seat and fill the vacancy created with Alfred V. Tobia, Jr., one of the nominees of Sidus Investment Management, LLC and BLR Partners LP. Mr. Tobia has not indicated whether he would accept such an appointment.

“The Board is convinced that a costly and protracted contested election is not in the interest of our stockholders,” said Louis Graziadio, Executive Chairman of Acacia. “We have offered to put Mr. Tobia on the Board now in an effort to end the election contest. Unfortunately, Sidus and BLR have rejected our offer. However, we want our stockholders to know that we are happy to accept Mr. Tobia onto the Board and that it is our intention, if our candidates are elected at the annual meeting, to offer Mr. Tobia a seat on our Board. We hope Mr. Tobia will join the Board as we welcome stockholder input.”

Acacia’s nominees, Mr. Graziadio and Mr. Walsh, are each large personal investors in Acacia, having purchased stock in the open market. Both are also extremely active in Acacia’s business, with Mr. Graziadio effectively serving as the Company’s chief executive and Mr. Walsh leading the Strategic Review Committee of the Board. Acacia’s Board unanimously nominated Mr. Graziadio and Mr. Walsh and believes their contributions to the Company and future opportunities, including investments and partnerships that are in the deal pipeline, are irreplaceable.

Stockholders are encouraged to read the Company’s complete proxy statement and to vote on the WHITE proxy card FOR nominees Louis Graziadio and Frank (Ted) Walsh.

VOTE THE WHITE PROXY CARD TODAY
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New York, NY 10104
(888) 566-8006 (Toll Free)

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New York, New York 10018
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (NASDAQ: ACTG) is an industry leader in patent licensing and partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner. Acacia also leverages its patent expertise and background to partner with emerging disruptive technologies such as Artificial Intelligence, Robotics and Blockchain.

Information about Acacia and its subsidiaries is available at www.acaciaresearch.com.

Important Additional Information and Where to Find It

This press release may be deemed to contain solicitation material in respect to the solicitation of proxies from the Company’s stockholders in connection with the Company’s annual meeting of stockholders. The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to the Company’s stockholders its definitive proxy statement and WHITE proxy card relating to the annual meeting, as well as the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 7, 2018, including all amendments thereto. The definitive proxy statement contains important information about the Company, the annual meeting and related matters. Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC on the SEC’s website, at www.sec.gov. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

Acacia, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the annual meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company are set forth in the definitive proxy statement, the accompanying WHITE proxy card and other relevant solicitation materials filed by the Company. These documents, and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies are also available at no charge on the Company’s website at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements, including those related to capital needed for growth and the opportunities for growth, are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully identify and acquire new patent assets, our ability to develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K (including amendments thereto), recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Acacia Research Corporation:
Rob Stewart
(949) 480-8300
rs@acaciares.com

MacKenzie Partners, Inc.:
Lawrence E. Dennedy
(212) 929-5239
ldennedy@mackenziepartners.com

Georgeson LLC:
Christopher G. Dowd

(212) 440-9130
cdowd@georgeson.com

Media Contact:
Nick Lamplough / Mary Aiello
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449 / (415) 869-3950